SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2007
(Date of Earliest Event Reported)

American Dairy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation)	000-27351 (Commission File Number)	87-0445575 (I.R.S. Employer Identification No.)

C-16 Shin Chen International Building, No. 10, Jiu-shen Road, Zho Yan Chu,
Beijing, The People's Republic of China
(Address of principal executive offices)

011-0452-4312688
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 1, 2007, American Dairy, Inc. (“American Dairy” or the “Company”) entered into an amended and restated Notes Purchase Agreement, (the “Purchase Agreement”) for the sale of the Company’s 1% Guaranteed Senior Secured Convertible Notes (the “Notes”) in an aggregate principal amount of up to US $80,000,000 (the “Purchase Amount”) to Citadel Equity Fund Ltd. (“Citadel”). On June 1, 2007, the Company completed the first closing pursuant to the Purchase Agreement, resulting in gross proceeds to the Company of US $60,000,000 (the “First Closing”).

The Notes are to be issued under an Indenture, dated as of June 1, 2007, (the "Indenture") between the Company, the Company’s subsidiary, American Flying Crane Corporation, as Guarantor (“AFC”), and The Bank of New York as Trustee (the "Trustee"). The Notes will be offered and sold pursuant to Regulation S under the Securities Act of 1933, as amended (the “Act”), to non-US persons.

Under a right of first refusal under a subscription agreement with the Company (filed as Exhibit 10.1 to Form 8-K of the Company filed with the Securities Exchange Commission (the “SEC”) on October 10, 2006), certain existing holders of the Company’s securities (the “Existing Investors”) are entitled to purchase, in the aggregate, up to US $20,000,000 of the Purchase Amount. The notes to be issued to the Existing Investors who exercise such right of first refusal (the “Other Notes”) will be issued pursuant to Regulation D under the Act to accredited investors in the United States. The Other Notes will have terms and conditions that are substantially identical to those of the Notes, except for transfer restrictions and other provisions required for compliance with the Act.

The Company anticipates that the issuance and sale of the Other Notes will be made as soon as reasonably practicable following the receipt by the Existing Investors of the requisite notice and expiration of the ten day acceptance period in respect of the right of first refusal. In the event that the Existing Investors do not purchase the entire US $20,000,000 in aggregate principal of the Other Notes, Citadel is entitled to a further issuance of the Notes in an aggregate principal amount equal to US$20,000,000 less the aggregate principal amount of the Other Notes on the date of the issuance and sale of the Other Notes.

The Notes have been issued in denominations of US $100,000 each. The Notes mature on June 1, 2012 (the “Maturity Date”), at which time the Company will be required to redeem the Notes at a redemption price equal to $228,775.78 for every $100,000 of Notes then outstanding. In addition, the Company may be required to make additional payments of up to 5.0% of the then outstanding principal amount of the Notes if certain conditions set forth in the Indenture are not met (the “Additional Payments”).

The Notes will be convertible into shares of common stock of the Company (“Common Shares”) at the option of the holders of the Notes at an initial conversion price of $24.00, subject to adjustment (but no lower than $12.00 in case of adjustment based on market price of the Common Shares).

The Notes bear interest at the rate of 1% per annum, payable semi-annually, subject to adjustment (the “Interest Rate”). The Interest Rate may increase by 5.0% if certain conditions set forth in the Indenture are not met (the “Interest Rate Adjustments”).

The payment and performance of the Company’s obligations to the holders of the Notes and Trustee will be guaranteed by the following direct and indirect subsidiaries of the Company: Heilongjiang Feihe Dairy Co., Limited; BaiQuan Feihe Dairy Co., Limited, Beijing Feihe Biotechnology Scientific and Commercial Co., Limited, LangFang Feihe Dairy Company Limited, GanHan Feihe Dairy Company Limited, Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited (collectively, the “PRC Subsidiaries”) and American Flying Crane Corporation, a Delaware corporation (“AFC”). The guarantee by the PRC Subsidiaries is subject to the laws of the People’s Republic of China.

In addition, the Notes and Guarantees will be secured by (i) a perfected first-priority lien on all of the Company’s equity interests in AFC and, to the extent permitted under the PRC law, the PRC Subsidiaries and (ii) a pledge of 2,664,340 shares of the Company’s common stock held by Mr. Leng You-Bin, the Company’s Chief Executive Officer.

Pursuant to the Purchase Agreement, the Company has agreed to use its best efforts to complete a public offering of the Common Shares by December 1, 2008. The Company’s failure to complete a public offering by December 1, 2008 can result in Interest Rate Adjustments and certain Additional Payments.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the "Registration Rights Agreement") and an investor rights agreement (the “Investor Rights Agreement”). The Registration Rights Agreement provides for the filing of a registration statement (the "Registration Statement") with the SEC for the registration of the Common Shares issuable upon conversion of the Notes. The Company is obligated to file the Registration Statement 90 days after the latter of (x) the Closing Date and (y) the date on which the Company becomes eligible to file the Registration Statement (the “Eligibility Date”). In addition, the Company is obligated to use reasonable efforts to cause the Registration Statement to become effective within 180 days after the Eligibility Date. The Investor Rights Agreement, among other rights, grants Citadel a right of first refusal on future securities offerings by the Company prior to the Maturity Date.

In connection with the Purchase Agreement, the Company also entered into Non-Compete Agreements with its Chief Executive Officer, Leng You-Bin, and its Chief Financial Officer, Liu Hua.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01, above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, above.

Item 8.01 Other Information.

On June 4, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1
Amended and Restated Notes Purchase Agreement, dated June 1, 2007 by and between American Dairy, Inc., American Flying Crane Corporation, Heilongjiang Feihe Dairy Co., Limited, BaiQuan Feihe Dairy Co., Limited, Beijing Feihe Biotechnology Scientific and Commercial Co., Limited, LangFang Feihe Dairy Company Limited, GanHan Feihe Dairy Company Limited, Shanxi Feihesantai Biotechnology Scientific and Commercial Co., Limited, Leng You-Bin, Liu Hua and Citadel Equity Fund Ltd.

10.2	Indenture dated June 1, 2007 by and between American Dairy, Inc., American Flying Crane Corporation, and The Bank of New York.

10.3	Form of Note (attached as an exhibit to the Indenture).

10.4	Registration Rights Agreement

10.5	Investor Rights Agreement

10.6	Share Pledge Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Dairy, Inc., a Utah corporation

Date: June 4, 2007	By:	/s/ Liu Hua
Liu Hua, CFO, Secretary and Treasurer